EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of U.S.I. Holdings Corporation on Form S-8 of our report dated March 4, 2004, appearing in the Annual Report on Form 10-K of U.S.I. Holdings Corporation for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

New York, New York

November 30, 2004